EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D with respect to the Ordinary Shares of CoinShares PLC dated as of April 7, 2026 is, and any amendments thereto (including amendments on Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

Mognetti Partners Limited

Signature: /s/ Jean-Marie Mognetti
Name/Title: Jean-Marie Mognetti, sole director
Date: 04/07/2026

Jean-Marie Mognetti

Signature: /s/ Jean-Marie Mognetti
Name/Title: Jean-Marie Mognetti
Date: 04/07/2026